Exhibit 32.2
Harmonic Inc.
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Robin N. Dickson, Chief Financial Officer of Harmonic Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
i.	the accompanying quarterly report on Form 10-Q for the quarter ended July 1, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
ii.	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Harmonic Inc.
This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such Report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934.
Date: August 10, 2005

/s/ Robin N. Dickson

Robin N. Dickson
Chief Financial Officer
(Principal Financial Officer)